Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Prospectuses and Statements of Additional Information in this Post–Effective Amendment No. 127 to the Registration Statement on Form N–1A of Fidelity Rutland Square Trust II: Strategic Advisers Municipal Bond Fund, Strategic Advisers Short Duration Fund, and Strategic Advisers Tax-Sensitive Short Duration Fund of our reports dated July 12, 2024; Strategic Advisers Fidelity Emerging Markets Fund and Strategic Advisers Fidelity U.S. Total Stock Fund of our reports dated July 15, 2024; Strategic Advisers Alternatives Fund and Strategic Advisers Fidelity Core Income Fund of our reports dated July 16, 2024, relating to the financial statements and financial highlights, which appear in the above referenced funds’ Annual Reports to Shareholders on Form N-CSR for the year ended May 31, 2024. We also consent to the references to our Firm under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statements of Additional Information.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
July 22, 2024